Exhibit 99.1

Selected Financial Data

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with the consolidated financial statements and notes thereto, which are included in Exhibits 99.2 and 99.3.

	Years Ended December 31,(1)(5)
	2008	2007	2006(2)(3)(4)	2005	2004
	(In thousands, except per share data)

Consolidated Statements of Operations Data:
Revenue	$373,462	$319,232	$899,585	$842,660	$802,444

Cost of operations	135,138	114,000	542,723	525,405	510,661
Sales and marketing	106,080	91,035	116,258	101,939	111,834
General and administrative	88,053	102,661	130,056	116,589	105,042
Depreciation and amortization	28,410	27,808	44,073	43,013	38,611
Interest income	35,300	42,035	32,339	21,527	18,708
Interest expense	26,428	25,887	25,472	18,442	19,249
Gain on sale of EBS Master LLC	538,024	—	—	—	—
Impairment of auction rate securities	60,108	—	—	—	—
Restructuring	7,416	—	—	—	—
Gain on 2006 EBS Sale	—	399	352,297	—	—
Other (expense) income, net	(5,949)	3,406	(4,252)	(27,965)	(13,308)

Income from continuing operations before income tax provision (benefit)	489,204	3,681	421,387	30,834	22,447
Income tax provision (benefit)	26,638	(9,053)	50,033	(2,461)	3,995
Equity in earnings of EBS Master LLC	4,007	28,566	763	—	—

Consolidated income from continuing operations	466,573	41,300	372,117	33,295	18,452
Consolidated income (loss) from discontinued operations, net of tax	94,682	(18,048)	393,527	34,170	18,159

Consolidated net income inclusive of noncontrolling interest	561,255	23,252	765,644	67,465	36,611
Income attributable to noncontrolling interest	(1,032)	(10,667)	(405)	(775)	—

Net income attributable to HLTH stockholders	$560,223	$12,585	$765,239	$66,690	$36,611

Amounts attributable to HLTH stockholders:
Income from continuing operations	$465,725	$31,845	$371,844	$32,725	$18,452
Income (loss) from discontinued operations	94,498	(19,260)	393,395	33,965	18,159

Net income attributable to HLTH stockholders	$560,223	$12,585	$765,239	$66,690	$36,611

Basic income (loss) per common share:
Income from continuing operations	$2.66	$0.18	$1.33	$0.10	$0.06
Income (loss) from discontinued operations	0.54	(0.11)	1.41	0.10	0.05

Net income attributable to HLTH stockholders	$3.20	$0.07	$2.74	$0.20	$0.11

Diluted income (loss) per common share:
Income from continuing operations	$2.19	$0.16	$1.20	$0.09	$0.06
Income (loss) from discontinued operations	0.42	(0.10)	1.18	0.10	0.05

Net income attributable to HLTH stockholders	$2.61	$0.06	$2.38	$0.19	$0.11

Weighted-average shares outstanding used in computing net income (loss) per common share:
Basic	174,928	179,330	279,234	341,747	320,080

Diluted	220,127	188,763	331,642	352,852	333,343

	As of December 31,(1)(5)
	2008	2007	2006(2)(3)	2005	2004
	(In thousands)

Consolidated Balance Sheets Data:
Cash, cash equivalents and investments	$918,268	$830,120	$651,464	$427,433	$617,493
Working capital (excluding assets and liabilities of discontinued operations)	633,462	860,181	617,101	397,555	43,681
Total assets	1,501,734	1,651,481	1,469,795	2,213,558	2,309,419
Convertible notes, net of discount	614,018	605,776	598,121	590,987	649,999
Convertible redeemable exchangeable preferred stock	—	—	98,768	98,533	98,299
Noncontrolling interest in WHC	134,223	131,353	101,860	43,096	—
HLTH stockholders’ equity	496,698	642,809	422,853	1,118,237	1,214,876

(1)	On July 22, 2008, we completed the sale of our ViPS segment and in March 2009 and February 2008 we decided to divest WebMD’s Little Blue Book print directory business and the Porex segment, respectively. Accordingly, the selected consolidated financial data has been reclassified to reflect the historical results for these businesses as discontinued operations for all periods presented.

(2)	For the year ended December 31, 2006, the consolidated financial position and results of operations reflect the sale of a 52% interest in our Emdeon Business Services segment (which we refer to as EBS), as of November 16, 2006. Accordingly, the consolidated balance sheet as of December 31, 2006 excludes the assets and liabilities of EBS and includes an investment in EBS Master LLC accounted for under the equity method of accounting related to our 48% ownership, and the consolidated statement of operations for the year ended December 31, 2006 includes the operations of EBS for the period January 1, 2006 through November 16, 2006 and our 48% equity in earnings of EBS Master LLC from November 17, 2006 through December 31, 2006.

(3)	On September 14, 2006, we completed the sale of the Emdeon Practice Services segment. Accordingly, this selected consolidated financial data has been reclassified to reflect the historical results of the Emdeon Practice Services segment as a discontinued operation for this and all prior periods presented.

(4)	On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 “(Revised 2004): Share Based Payment” that resulted in additional non-cash stock-based compensation expense beginning in 2006 and subsequent periods. See Results of Operations within Management’s Discussion and Analysis of Financial Condition and Results of Operations, which is included in Exhibit 99.2.

(5)	The selected financial data for the years ended December 31, 2005 and 2004, do not reflect the adoption of Financial Accounting Standards Board’s Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” for our 3 1/4% Convertible Notes, which were outstanding during those periods and were fully redeemed or converted to equity during the year ended December 31, 2005.

2